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Exhibit 10.11

6715 Kenilworth Avenue Partnership
1015 31st Street, NW
Washington, DC 20007

Reference:	Lease Agreement dated Sept. 1, 2000
Extension of Lease Agreement dated August 1, 2001
Amendment to Lease Agreement dated Oct. 29, 2001
Amendment to Lease Agreement dated May 1, 2002
Amendment to Lease Agreement dated July 24, 2002

March 1, 2003 Amendment to Lease Agreement

        Cogent Communications, Inc. (Tenant) and 6715 Kenilworth Avenue Partnership (Landlord) hereby agree to modify the square foot rental and the associated monthly and aggregate rental payment amounts pertaining to the Lease Term commencing September 1, 2002 and expiring August 31, 2003 of the Lease Agreement dated September 1, 2001, as amended (Lease Agreement), so that Tenant will rent 15,369 square feet at a Fixed Annual Rent of $24 per square foot ($368,856 on an annualized basis), payable in six (6) equal monthly installments of $30,738 for the remainder of the current Lease Term, as indicated below:

Rent Payment	1015 31st St

Floor	Square Feet
3	0
4	5,123
5	5,123
6	5,123

Total Sq. Feet	15,369

Total Annual Rent	$368,856

Total Monthly Rent	$30,738

Except as amended herein, the Lease Agreement, as amended, shall remain in full force and effect.

TENANT: Cogent Communications, Inc

/s/Thaddeus G. Weed Thaddeus G. Weed Vice President, Controller

LANDLORD: 6715 Kenilworth Avenue Partnership

/s/Dave Schaeffer Dave Schaeffer General Partner

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  Exhibit 10.11